UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 12, 2016, we came to the conclusion that the following financial statements of our company should not be relied upon:

•	Audited annual financial statements for the year ended December 31, 2014 and 2013 included in the Form S-1 filed on August 31, 2015 and in our Form 8-K filed on June 30, 2015;

•	Unaudited interim financial statements for the quarter ended June 30, 2015 included in our quarterly report on Form 10-Q filed on August 19, 2015; and

•	Unaudited interim financial statements for the quarter ended September 30, 2015 included in our quarterly report on Form 10-Q filed on November 23, 2015.

The non-reliance is based on our determination that Atlas Global, LLC does not meet the criteria of being a “variable interest entity” in accordance with ASC 810-10-15-14(a)(b) and therefore should not be included in our consolidated financial statements. We came to this conclusion after extensive discussions with our auditors and the Securities and Exchange Commission in connection with its review of our registration statement on Form S-1.

We anticipate that our revenues for the periods noted above will increase/(decrease) by

•	$(8,995) for the three months ended September 30, 2015;

•	$(6,663) for the nine months ended September 30, 2015;

•	$2,362 for the three months ended June 30, 2015;

•	$2,362 for the six months ended June 30, 2015;

•	$(463,771) for the year ended December 31, 2014; and

•	$(1,306,497) for the year ended December 31, 2013.

In connection with the foregoing, we also determined that certain shares sold at a discount to existing shareholders should be accounted for under ASC 718 Compensation – Stock Compensation and recorded as compensation.

As a result of the revisions to our accounting treatment as discussed above, we anticipate filing amended reports for the periods affected as soon as practicable.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent accountant, Seale & Beers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2016	EPIC STORES CORP. By: /s/“Brian Davidson” Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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